EMPLOYMENT AGREEMENT

      THIS AGREEMENT (this "Agreement") is being made as of this 22nd day of March 2000 among GRIZZARD ADVERTISING INCORPORATED, a Texas corporation ("Grizzard"), having its principal offices at 229 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30303, GCG Merger Corp., a Delaware corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, MARKETING SERVICES GROUP, INC., a Nevada corporation and the parent of the Company ("MSGI"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and MICHAEL D. DZVONIK, an individual residing at 9435 Devonshire Drive, Huntersville, North Carolina 28078 ("Employee").

                              W I T N E S S E T H:

      WHEREAS, Grizzard has entered into an Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which Grizzard will merge into and with the Company (the "Merger"), with the Company being the surviving corporation of the merger; and

     WHEREAS, on and prior to the date hereof, Employee is and has been an employee of Grizzard; and

      WHEREAS, this Agreement supersedes any prior employment agreement or arrangement Employee has with Grizzard, and from and after the Effective Time (as that term is defined in the Merger Agreement) any such employment agreement or arrangement shall be null, void and of no further effect; and

      WHEREAS, the Company desires to continue to employ Employee from and after the Effective Time, and Employee desires to be employed by the Company, as its Chief Executive Officer, upon the terms and conditions contained herein; and

      WHEREAS,  MSGI  desires to employ  Employee  from and after the  Effective
Time, and Employee desires to be employed by MSGI, as its Chief Operating Officer, upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Nature of Employment;  Term of Employment.

     The Company and MSGI hereby employ Employee, and Employee agrees to serve the Company and MSGI, upon the terms and conditions contained herein subject to the provisions of Section 9, commencing as of the Effective Time and continuing for a period of three (3) years (the "Initial Term"). Following the Initial Term, this Agreement and Employee's employment hereunder shall renew from year to year (each a "Renewal Term") unless the Company or MSGI, on the one hand, or Employee, on the other hand, shall notify the other in writing not later than one hundred eighty (180) days prior to the end of the Initial Term or not later than ninety (90) days prior to the end of the then current Renewal Term, as the case may be, that such party elects for this Agreement and Employee's employment hereunder to terminate at the end of the Initial Term or the then current Renewal Term, as the case may be. As used herein, "Term" means this Initial Term and any subsequent Renewal Term.

      2.  Duties and Powers of  Employee.

     During the Term, Employee agrees to devote substantially all of his time, energy and efforts (vacations and reasonable absences due to illness excepted) during regular business hours to the duties of his employment hereunder. In performance of his duties, Employee shall be employed as the Chief Executive Officer of the Company and the Chief Operating Officer of MSGI, shall report to the Chairman and Chief Executive Officer of MSGI, and shall be subject to the reasonable direction of the Board of Directors of MSGI or its designee. Employee shall be available to travel as the needs of the business require. Employee agrees that the Company and/or MSGI may obtain a life insurance policy on the life of Employee naming the Company and/or MSGI as the beneficiary thereof.

      3.    Compensation and Benefits.

     (a) As base compensation for his services to MSGI and the Company as set forth hereunder, MSGI shall cause the Company to pay Employee a base salary payable in semi-monthly installments at the annual rate of $300,000 for each full year of the Term ("Base Salary"), which Base Salary will be reviewed no less frequently than annually and may be increased, but not decreased, by the Company from time to time; provided, however, in the event Employee is required to work full time in New York City, MSGI shall cause the Company to increase Employee's Base Salary to cover Employee's increased cost of living in the New York City area, and MSGI and Employee shall negotiate in good faith such increase in Employee's Base Salary.

     (b) Employee shall be eligible to receive an annual bonus in an amount not to exceed fifty percent (50%) of his Base Salary, which bonus shall be measured by (i) Employee's success in integrating the operations, management, marketing and financial controls of MSGI and the Company and (ii) the overall financial performance of each of MSGI and the Company (the "Performance Bonus"), the performance goals and criteria of which shall be mutually established in writing at the beginning of each year of the Term by Employee, on the one hand, and the Chairman and Chief Executive Officer of MSGI, on the other hand, and approved by the Board of Directors of MSGI. The Performance Bonus may be modified from time to time as determined in good faith by MSGI's Compensation Committee and approved by its Board of Directors and agreed to by Employee.

     (c) Employee shall be granted an option (the "Option") to purchase 250,000 shares of common stock of MSGI under the terms set forth in MSGI's 1999 Incentive and Nonqualified Stock Option Plan, at an exercise price per share of common stock of MSGI subject to the fair market value on the date the option grant is approved by the Board of Directors of MSGI. The Option shall be evidenced by a separate Stock Option Agreement, dated the date hereof between Employee and MSGI, and the Option will become vested and exercisable as set forth in the Stock Option Agreement.

     (d) Employee shall have the right to participate in any medical, hospitalization, dental, disability income, life or similar insurance plans maintained by the Company from time to time to the extent Employee's position, tenure, salary, age, health and other qualifications make him/her eligible to participate, and such other fringe benefits as are provided to the other executive officers of the Company; provided, however, prior to the adoption by the Company of its own medical, hospitalization, dental, disability income, life or other similar insurance plans or fringe benefits (collectively, "Benefit Plans"), the benefits provided to Employee pursuant to any benefit plans shall, considered in the aggregate, not be less favorable to Employee and his dependents than the benefits, considered in the aggregate, provided to Employee as an employee of Grizzard on the date hereof.

4.    Expenses.

     (a) Employee shall be entitled to reimbursement for travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. If Employee is required to be away from his primary residence on Company or MSGI business for more than five (5) consecutive business days, Employee shall be entitled to travel at the Company's expense to Employee's primary residence during the interim weekend or have Employee's spouse travel at the Company's expense to the location where Employee is conducting business for the Company or MSGI.

     (b) If Employee's primary residence is outside of the New York City area, the Company will provide at the Company's expense a suitable corporate apartment (with living, sleeping and kitchen facilities) in New York City for Employee's use when working in the Company's New York City office. With prior approval from the Chairman and Chief Executive Officer of MSGI, Employee's spouse shall be entitled to travel to and from New York City at the Company's expense while Employee is working in the Company's New York City office.

     (c) If the Chairman and Chief Executive Officer of MSGI requires Employee to maintain his primary office in the Company's New York City office, thus necessitating the need for Employee to establish a residence in the New York City area, the Company shall pay for Employee's reasonable moving expenses to Employee's New York City area residence; provided further, if, prior to the time Employee establishes his residence in the New York City area, Employee requests that certain possessions of Employee be placed in storage and/or moved to a secondary residence of Employee outside of the Atlanta metropolitan area, the Company shall pay for Employee's reasonable storage expenses and/or moving expenses to Employee's secondary residence.

     (d) If Employee is required to maintain his primary office in the Company's New York City office, and thus establish a residence in the New York City area,
(i) Employee shall be entitled to travel at the Company's expense each weekend to Employee's secondary residence, whether such secondary residence be in or outside of the metropolitan Atlanta area, or (ii) Employee's spouse shall be entitled to travel at the Company's expense one time per week between the New York City area and Employee's secondary residence, whether such secondary residence be in or outside of the metropolitan Atlanta area.

     5. Representations and Warranties of Employee. Employee represents and warrants to MSGI and the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of MSGI and the Company hereunder, and (b) Employee is under no physical or mental disability, with or without reasonable accommodations, that would hinder his performance of duties under this Agreement.

      6.    Non-Competition; Non-Solicitation.

     (a) Employee agrees that during the Employment Term he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company, MSGI or any subsidiary of MSGI; provided, however, this provision shall not prohibit Employee (i) from owning less than five percent (5%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange, or (ii) from maintaining an ownership interest in and being an employee of Caswell, Zachary and Grizzard, LLC.

     (b) If this Agreement is terminated by MSGI or the Company for or without Cause (as such term is defined in Section 9) or if Employee voluntarily terminates his employment hereunder, Employee, for a period of three (3) years from the date of such termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Company, MSGI or Grizzard during the one (1) year prior to the date of such termination to cease doing business with the Company, MSGI or any subsidiary or affiliate of the Company or MSGI.

     (c) If this Agreement is terminated by MSGI or the Company for or without Cause or if Employee voluntarily terminates his employment hereunder, Employee agrees that for a period of two (2) years following the termination of employment with the Company, Employee will not directly, or indirectly by assisting others, recruit or hire, or attempt to recruit or hire any other employee of MSGI, the Company or any subsidiary or affiliate of the Company or MSGI.


      7.  Inventions;  Patents;  Copyrights.

     Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Trade Secrets") which Employee during the Term of this Agreement, directly or indirectly, develops relating to the fields in which MSGI or the Company may then be engaged shall belong to the Company; provided, however, Trade Secrets shall not mean any data or information that is a Trade Secret hereunder (i) that has been voluntarily disclosed to the public by the Company or any affiliate thereof or has become generally known to the public (except where such public disclosure has been made by or through Employee or by a third person or entity at the direction of Employee, without authorization from MSGI), (ii) that has been independently developed and disclosed by parties other than Employee or MSGI or the Company or any affiliate thereof to Employee or to the public generally without a breach of any obligation of confidentiality by any such person running directly or indirectly to MSGI or the Company or any affiliate thereof, or (iii) that otherwise enters the public domain through lawful means. Upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of his right, title, and interest in and to such Trade Secrets, free and clear of all liens, charges, and encumbrances.


8. Confidential  Information and  Non-Disclosure.

     All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of any Term under this Agreement, relating to the businesses of the Company or MSGI, their predecessors and any customer or supplier of the Company, MSGI or their predecessors, shall not be published, disclosed or made accessible by him/her to any other person, firm or corporation during the Term or any time thereafter without the prior written consent of MSGI; provided, however, information shall not be deemed confidential information if such information was generally publicly available prior to the receipt thereof by Employee or subsequently becomes generally available through no fault of Employee. Employee shall return all tangible evidence of such confidential information to the Company or MSGI, as the case may be, prior to or at the termination of his employment. Employee also agrees not to disclose the terms of this Agreement to any third party, except as required by law, other than to Employee's legal counsel, financial advisors or spouse.

       Termination

     8. (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Term, Employee is terminated for Cause (as defined below) by either MSGI or the Company, then MSGI or the Company shall have the right to give Employee written notice of termination of Employee's services hereunder as of a date to be specified in such notice (which may not be less than 14 days), and this Agreement shall terminate on the date so specified. Termination for Cause shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the material detriment of MSGI or the Company or any subsidiary or affiliate of MSGI or the Company, (iii) commit an act of moral turpitude to the material detriment of MSGI or the Company or any subsidiary or affiliate of MSGI or the Company,
(iv) commit an act of fraud against MSGI or the Company or any subsidiary or affiliate of MSGI or the Company, (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) business days after written notice thereof, or (vi) materially fail to perform reasonable minimum standards as determined by the Board of Directors of MSGI and communicated in writing to Employee; provided, that in the case of termination pursuant to (ii),
(iii), (iv) or (vi) such determination must be made by the Board of Directors of MSGI after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated for Cause pursuant to this
Section 9(a) or Employee voluntarily terminates his employment hereunder, then Employee shall be entitled to receive only his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.


     (b) In the event that Employee shall be physically or mentally incapacitated or disabled or otherwise unable substantially to discharge his duties hereunder for a period of ninety (90) consecutive days, then this Agreement shall terminate upon notice in writing to Employee, and Employee shall be entitled to receive (i) accrued but unpaid Base Salary through the effective date of termination and (ii) accrued bonus and other compensation through the effective date of termination. In the event of a dispute as to whether Employee is incapacitated or disabled, the determination of such incapacity or disability shall be made reasonably by the Board of Directors of MSGI, and shall consider the advice of a physician, mutually acceptable to both MSGI and Employee, and competent in the area to which such incapacity or disability relates.

     (c) In the event that Employee shall die during the Term hereof, then this Agreement shall terminate on the date of Employee's death, and Employee shall be entitled to receive (i) accrued but unpaid Base Salary through the effective date of termination and (ii) accrued bonus and other compensation through the effective date of termination.

     (d) Except as provided in Section 10, in the event that this Agreement is terminated by MSGI or the Company without Cause or by Employee for Good Reason (as defined below), Employee shall receive (i) all accrued but unpaid Base Salary through the effective date of such termination of employment, (ii) accrued bonus and other compensation through the effective date of such termination of employment, and (iii) a severance payment consisting of a single lump sum distribution (with no present value adjustment) equal to two (2) times the then current annual Base Salary. Such lump sum distribution shall be paid to Employee with ten (10) days of any such termination. For purposes hereof, "Good Reason" means (w) the assignment to Employee of duties and responsibilities of his employment that are materially different than the duties and responsibilities normally assigned to and performed by a Chief Executive Officer of the other subsidiaries of MSGI or a Chief Operating Officer of a company like or similar to MSGI, and the assignment to Employee of such duties and responsibilities continues for more than thirty (30) days following written notice by Employee to the Boards of Directors of MSGI and the Company that the Employee does not consent to the assignment to him/her of such duties and responsibilities, (x) in order for Employee to reasonably perform the duties and responsibilities of his employment, Employee must reside at a location other than metropolitan Atlanta, Georgia or within 75 miles of MSGI's executive offices in New York City without Employee's written consent, (y) MSGI's and the Company's continued material breach of any of their obligations set forth in
Section 3 of this Agreement for more than thirty (30) days following written notice by Employee to the Board of Directors of MSGI, specifying in reasonable detail such alleged breached by MSGI or the Company, or (z) the material diminution of Employee's duties and responsibilities as Employee has with Grizzard as of the date hereof; provided, however, that for purposes hereof, "Good Reason" shall not mean a good faith determination by the Board of Directors of MSGI that the duties and responsibilities of Chief Executive Officer of the Company and Chief Operating Officer of MSGI should not be held by one person and a majority of directors vote at a meeting with a quorum present that Employee should devote his full time and efforts to either of the positions set forth herein, it being agreed that such determination shall not effect the compensation or benefits granted to Employee during the Term of this Agreement.

     (e) Notwithstanding anything to the contrary contained in this Section 9, upon any termination of Employee's employment pursuant to Sections 9(a), (b),
(c) or (d), in addition to any amounts payable to Employee hereunder upon or with respect to such termination, Employee shall have such rights under the Stock Option Agreement and any other agreements between Employee and the Company or its predecessor as are provided therein, and Employee also shall have such benefits to which Employee may be entitled under benefit plans of MSGI and the Company then in effect and in which Employee participates.

     10.  Merger,  Etc.

     In the event of a disposition during the Term hereof of the properties and business of MSGI or the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock or otherwise, then immediately prior to such disposition Employee shall be entitled to terminate this Agreement and receive within ten (10) days following the effective date of such termination (i) all accrued but unpaid Base Salary through the effective date of such termination of employment, (ii) accrued bonus and other compensation through the effective date of such termination of employment, and (iii) a severance payment consisting of a lump sum distribution (with no present value adjustment) equal to three (3) times Employee's then current annual Base Salary.

      11. Survival.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

      12.  Modification.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Employee acknowledges that no other representations, oral or written, have been made regarding the subject matter hereof. Employee further acknowledges that the Employee has not relied upon any oral or written representations not explicitly contained herein in executing this agreement.

      13. Notices.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to MSGI or the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Alan I. Annex, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

      14.  Waiver.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whom such waiver is asserted.

      15. Binding Effect.

 Employee's rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of MSGI and the Company and their respective successors.

      16.  Headings.

     The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17. Counterparts; Governing Law.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules and principles governing the conflicts of laws. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, County of New York, and of any federal court located in the State of New York, County of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Employee hereby consents to, and waives any objection to, the personal jurisdiction and venue of such courts, and further waives any objections base upon such jurisdiction, including, without limitation, an objection to the laying of venue or based upon the ground of forum non-conveniens.

      18. Effectiveness of Agreement.

     This Agreement shall not become effective until the Effective Time. In the event that the Merger does not occur on or before March 31, 2000, this Agreement shall be null, void and of no further effect.


                            [Signatures on Next Page]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    GRIZZARD ADVERTISING INCORPORATED



                                    By: /s/ Michael Dzvonik
                                        -------------------
                                 Name:  Michael D. Dzvonik
                                Title:  Chief Executive Officer



                                GCG MERGER CORP.



                                    By: /s/ Jeremy Barbera
                                        ------------------
                                 Name:  J. Jeremy Barbera
                                Title:  Chairman and CEO



                                    MARKETING SERVICES GROUP, INC.


                                    By: /s/ Jeremy Barbera
                                        ------------------
                                 Name:  J. Jeremy Barbera
                                Title:  Chairman and CEO



                                    EMPLOYEE



                                    By: /s/ Michael Dzvonik
                                        -------------------
                                        Michael D. Dzvonik